POWER OF ATTORNEY*
I hereby constitute and appoint each of Kimberly

Maxwell and Brittany Roberts signing singly, my true and lawful attorney-in-fact to:
(1)	execute for and on my behalf, in my capacity
as
an officer and/or director of Forrester Research, Inc. (the
"Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities
Exchange Act of 1934 and the rules thereunder;
(2)	do and
perform any and
all acts for and on my behalf that may be necessary or
desirable to
complete and execute any such Form 3, 4 or 5 and timely file such form with
the United States Securities and Exchange Commission and
any stock exchange
or similar authority; and
(3)	take any other action
of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I
hereby grant to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Company securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of
Attorney to be executed
as of this 20th day of December, 2004.
/s/
George Orlov
Signature


George Orlov
Print Name